++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                Filed Pursuant to Rule 424(B)(3)
                                                Registration No. 333-9883

                    Subject to Completion Dated May 2, 1997


Prospectus Supplement
(To Prospectus Dated November 15, 1996)



                                $_____________

               FHLB Security-Backed Certificates, Series 1997-1

             $____________ _____% Certificates due April 25, 2007

                      Southpoint Structured Assets, Inc.
                                   Depositor

     The FHLB Security-Backed Certificates, Series 1997-1 offered hereby (the "Certificates") will be issued by the FHLB Security-Backed Trust, Series 1997-1 (the "Trust") to be formed pursuant to the Trust Agreement, dated as of November 1, 1996, between Southpoint Structured Assets, Inc. (the "Depositor") and Bank One, West Virginia, N.A., as trustee (the "Trustee"), as supplemented by the Series 1997-1 Supplement, dated as of May __, 1997 (collectively, the "Trust Agreement"). The Certificates will represent a fractional undivided interest in the Trust and the principal asset of the Trust will consist of $________ in aggregate principal amount of Fixed Rate Bonds issued by the Federal Home Loan Banks having a coupon of 7.15% and a maturity of April 23, 2007 (the "FHLB Security" or the "Underlying Security"). See "Description of the Deposited Assets" herein. The FHLB Security will be acquired by an affiliate of the Depositor in the secondary market before being deposited by the Depositor into the Trust, subject to the Call Warrant (as defined herein) and exclusive of the Retained Interest (as defined herein), for the benefit of the Certificateholders. The FHLB Security constitutes a joint and several unsecured general obligation of the Federal Home Loan Banks. Terms used but not otherwise defined herein are defined in the Prospectus attached hereto (the "Prospectus").

     Distributions of interest on the Certificates will be made semi-annually on April 25 and October 25 of each year, commencing October 25, 1997 (each, a "Distribution Date"). The last day on which distributions are scheduled to be made on the Certificates, by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates, is April 25, 2007 (the "Final Distribution Date"). See "Description of the Certificates--Distributions" herein.

     The Certificates may be paid in full on any date on or after April 25, 1999 (the "Early Termination Date") in an amount equal to par plus accrued interest to the Early Termination Date (the "Early Termination Price"), upon the purchase of the FHLB Security by the holder of the Call Warrant. See "Risk Factors-- Maturity and Yield Considerations" and "Description of the Certificates--Early Termination" herein.

     The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE").

     See "Risk Factors" herein on page S-7 and in the Prospectus on pages 6 to 8.
                                                  (Cover continued on next page)

                        ------------------------------

     The Certificates Represent Interests In The Trust Only And Do Not Represent An Obligation of or Interest In The Depositor or Any of Its Respective Affiliates. The Certificates Do Not Represent A Direct Obligation of The United States of America or the Federal Home Loan Banks And Will Not Be Guaranteed or Insured By Any Governmental Agency or Instrumentality, or By The Depositor.

     These Securities Have Not Been Approved or Disapproved By The Securities And Exchange Commission or Any State Securities Commission Nor Has The Commission or Any State Securities Commission Passed Upon The Accuracy or Adequacy of This Prospectus Supplement or The Prospectus. Any Representation To The Contrary Is A Criminal Offense.

                        ------------------------------

     Morgan Keegan & Company, Inc. (the "Underwriter") has agreed to purchase from the Depositor the Certificates at ___% of the Certificate Principal Balance thereof ($_________ aggregate proceeds to the Depositor, before deducting expenses), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Plan of Distribution."

     The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Plan of Distribution."

     The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about May__, 1997 (the "Closing Date").

                         Morgan Keegan & Company, Inc.

May__, 1997

(Cover page continued.)

     As and to the extent described herein, collections received by the Trustee with respect to the FHLB Security will be distributed to the Certificateholders in the manner and priority described herein. Neither the Federal Home Loan Banks nor any agency or instrumentality of the United States of America is participating in or will receive any proceeds in connection with this offering.

     There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "RISK FACTORS" in the Prospectus.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions.
Sales will be made at negotiated prices determined at the time of sale.

     The Certificates initially will be represented by a global certificate registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC") and will be available for purchase in denominations of $1,000 and any integral multiple thereof. The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "DESCRIPTION OF THE CERTIFICATES--DEFINITIVE CERTIFICATES."

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED NOVEMBER 15, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                                    Summary

     The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates" and "Description of the Deposited Assets." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

The Certificates


The Trust.....................FHLB Security-Backed Trust, Series 1997-1 (the
                              "Trust"). The Trust will be formed pursuant to the Trust Agreement, dated as of November 1, 1996 (the "Base Trust Agreement"), between the Depositor and the Trustee, as supplemented by the Series 1997-1 Supplement, dated as of the Closing Date (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement").

Certificates Offered..........FHLB Security-Backed Certificates, Series 1997-1
                              (the "Certificates").

Initial Certificate
Principal Balance.............$___________

Distribution Dates............Distributions on the Certificates will be made semi-annually on April 25 and October 25 of each year, commencing October 25, 1997 (each, a "Distribution Date"). The last day on which distributions are scheduled to be made on the Certificates, by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates, is April 25, 2007 (the "Final Distribution Date").

Final Distribution Date.......April 25, 2007
                              The actual maturity may be shorter than the Final Distribution Date.

Pass-Through Rate.............____% per annum.

Required Interest.............Interest on the Certificates will be distributed each Distribution Date, commencing October 25, 1997, in an amount equal to the accrued and unpaid interest on the outstanding Certificate Principal Balance, computed at the Pass-Through Rate ("Required Interest"). Required Interest distributable on a Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Cut-off Date) to but excluding the current Distribution Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Required Interest distributions with respect to the Certificates will be made only from Available Funds. See "Description of Certificates--Distributions."

Cut-off Date..................__________, 1997.

Record Date...................The day immediately preceding a Distribution Date.

Denominations.................The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof.

Early Termination Dates.......The Certificates may be paid in full on any date on or after April 25, 1999 (the "Early Termination Date") in an amount equal to par plus accrued interest (the "Early Termination Price"), upon the purchase of the FHLB Security by the holder of the Call Warrant.

Early Termination Price.......Par plus accrued interest.

The Call Warrant..............The Call Warrant (as defined herein) represents the right to purchase the FHLB Security at a price of par plus accrued interest to the Early Termination Date (the "Liquidation Price"). The initial holder of the Call Warrant will be the Depositor or an affiliate thereof. The Call Warrant is not being offered hereby.

Early Termination
Provisions....................The holder of the Call Warrant (a "Warrantholder")
                              may provide notice to the Trustee (a "Purchase Request") no less than 35 days prior to an Early Termination Date that it will purchase the FHLB Security. The Trustee will notify the Certificateholders of the Early Termination Date no less than 30 days prior to such Early Termination Date.

                              On, or before, the Early Termination Date, the Warrantholder will deliver the Liquidation Price for such FHLB Security and the Trustee will deliver the FHLB Security to the Warrantholder.

                              In the event that the Warrantholder fails to deliver the Liquidation Price on the Early Termination Date, the early termination will be deemed not effective with respect to such Early Termination Date. In such case, the Certificates shall continue to remain outstanding and the Warrantholder's rights with respect to that Call Warrant shall be deemed surrendered to the Depositor.

Form of Security..............Book-entry Certificates to be deposited with The
                              Depository Trust Company ("DTC"), except in certain limited circumstances. See "Description of the Certificates--Definitive Certificates." Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP Number.................._____________________________

Retained Interest.............Under the Trust Agreement, the holder of the
                              Retained Interest will retain the right to receive on each Distribution Date, from payments received on the FHLB Security, a distribution equal to ___% per annum multiplied by the principal amount of the FHLB Security (the "Interest Strip"). The Interest Strip represents the difference between the 7.15% coupon on the FHLB Security and the ____% Pass-Through Rate for the Certificates. The rights of the holder of the Retained Interest to the Interest Strip from payments received on the FHLB Security is of equal priority with the rights of the Certificateholders. The initial holder of Retained Interest will be the Depositor or an affiliate thereof. The Retained Interest is not being offered hereby. See "The Description of the Deposited Assets--General."

Trustee.......................Bank One, West Virginia, N.A., as trustee.  The
                              Trustee's fee, in an amount not to exceed $______, will be paid by the Depositor.

Federal Income
Tax Consequences..............In the opinion of tax counsel to the Depositor, the Trust will be classified for Federal income tax
                             purposes as a grantor trust and not as an association taxable as a corporation. See "Federal Income Tax Consequences."

ERISA Considerations.........An employee benefit plan subject to the Employee
                             Retirement Income Security Act of 1974, as amended ("ERISA"), and an individual retirement account (each, a "Plan") may purchase Certificates if either (i) the Depositor is able to confirm the existence of at least 100 independent purchasers of the Certificates or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code. See "ERISA Considerations."

Rating.......................It is a condition to the issuance of the
                             Certificates that they be rated "AAA" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the likelihood of the exercise of the Call Warrant, or the corresponding effect on yield to investors. See "Ratings."

The FHLB Security

Underlying Security or
FHLB Security................$_________ in aggregate principal amount of a Fixed
                             Rate Bond issued by the Federal Home Loan Banks (the "FHLB Security"). The FHLB Security constitutes a joint and several unsecured general obligation of the Federal Home Loan Banks.

Denominations................The FHLB Securities are available in minimum denominations of $10,000 and integral multiples of $5,000.

FHLB Security Original
Issue Date...................April 23, 1997

FHLB Security Maturity
Date.........................April 23, 2007

FHLB Security
Payment Dates................April 23 and October 23, commencing October 23,
                             1997

FHLB Security Interest Rate...7.15% per annum (30/360 payment basis)

Form of Underlying Security...Book-entry, maintained in the book-entry system operated by the Federal Reserve Bank.

Rating of the FHLB
Security......................The FHLB Security is not rated by S&P.

                                 Risk Factors

     Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Certificates.

     Limited Liquidity. There is currently no secondary market for the Certificates. The Underwriter is under no obligation to make a market in the Certificates. It is unlikely that a secondary market will develop and, if a secondary market does develop, it is unlikely that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

     Maturity and Yield Considerations. If a Warrantholder exercises the right to purchase the FHLB Security, and thereby causes an early termination of the Certificates, the Certificates will have a shorter average maturity and may have a lower yield than if such right were not exercised. Additionally, such right is likely to be exercised, if at all, at a time when the interest rates on potential reinvestments are lower than the return that would have been earned over the remaining life of the Certificates if they had not been called.

     Limited Assets. The Trust has no significant assets other than the FHLB Security. If the FHLB Security is insufficient to make payments or distributions on the Certificates, no other assets will be available for payment of the deficiency.

     Litigation Affecting the Federal Home Loan Banks. A complaint has been filed against the twelve Federal Home Loan Banks and the Office of Finance by Orange County, California ("Orange County"). The case is pending in U.S. District Court for the Central District of California and is one of a number of complaints filed against a broad array of parties arising out of the December 1994 municipal bankruptcy of Orange County. The complaint alleges that the Federal Home Loan Banks and Office of Finance (and securities dealers allegedly acting as agents for the Federal Home Loan Banks and Office of Finance) made oral and written misrepresentations and omitted to state other facts in connection with the sale of structured notes which were the joint and several obligations of the Federal Home Loan Banks ("Consolidated Bonds"). The complaint does not specify the amount of damages claimed. It alleges that Orange County suffered approximately $1.8 billion in principal losses from various securities, including Consolidated Bonds, purchased by Orange County between July 1, 1991 and December 6, 1994, but does not specify the amount of principal losses from the Consolidated Bonds. The Office of Finance of the Federal Home Loan Banks has stated that it is the intention of management of the twelve FHLBanks and the Office of

Finance to defend this matter vigorously; however, the litigation is in its early stages and its financial impact, if any, cannot be ascertained at this time.

                            Formation of the Trust

     The Trust will be formed pursuant to the Trust Agreement (including the related Series Supplement) between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the FHLB Security into the Trust subject to the Call Warrant and exclusive of the Retained Interest. The Trustee, on behalf of the Trust, will accept such FHLB Security and will deliver the Certificates to or upon the order of the Depositor. The Trustee will hold the FHLB Security, when purchased, for the benefit of the Certificateholders, subject to the rights of the Warrantholder and the holder of the Retained Interest. See "Description of the Certificates--General," "--Early Termination" and "--Call Warrants."

     The FHLB Security will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The FHLB Security will not be acquired from the Federal Home Loan Banks as part of any distribution by or pursuant to any agreement with the Federal Home Loan Banks. The Federal Home Loan Banks are not participating in this offering and will not receive any of the proceeds of the sale of the FHLB Security to the Depositor or the issuance of the Certificates. Neither the Depositor nor any of its affiliates participated in the initial sale of the FHLB Security.

                       Description of the FHLB Security

General

     The only asset of the Trust will consist of $__________ in aggregate principal amount of a Fixed Rate Bond issued by the Federal Home Loan Banks, with a coupon of 7.15% payable on April 23 and October 23 of each year and a maturity of April 23, 2007 and which is subject to the Call Warrant and exclusive of the Retained Interest (the "FHLB Security"). The FHLB Security is not subject to redemption by the Federal Home Loan Banks prior to the stated maturity thereof. The FHLB Security constitutes a joint and several unsecured general obligation of the Federal Home Loan Banks. This Prospectus Supplement sets forth certain relevant terms with respect to the FHLB Security, but does not provide detailed information with respect thereto. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the FHLB Security. An investment in the Certificates is different from, and should not be considered a substitute for, an investment in any Security Issued by the Federal Home Loan Banks.

Available Information

     The Federal Home Loan Banks do not file reports or other information with the U.S. Securities and Exchange Commission.

     Copies of the Federal Home Loan Bank System's most recent combined annual Financial Report and any combined quarterly Financial Report, or supplement, issued subsequent thereto and other information concerning the Federal Home Loan Banks may be obtained without charge from the Marketing and Debt Services Division, Office of Finance, Federal Home Loan Banks, 11921 Freedom Drive, Suite 1000, Reston, VA 20190; telephone number (703) 487-9500.

     The Office of Finance has prepared an Offering Notice and Offering Circular that contains the terms of the FHLB Securities and other information as the Office of Finance considers necessary or appropriate. Copies of Offering Notices are available from the Office of Finance.

The Federal Home Loan Bank System

     The Federal Home Loan Bank system is comprised of the twelve Federal Home Loan Banks and the Office of Finance under the supervision of the Finance Board (the "Federal Home Loan Bank System"). The 12 Federal Home Loan Banks are instrumentalities of the United States organized under the authority of the Federal Home Loan Bank Act. The "Finance Board" is the Federal Housing Finance Board, an independent agency in the executive branch of the U.S. government, and its successor and assigns. The "Office of Finance" means the joint office of the Federal Home Loan Bank System established by the Finance Board pursuant to the Federal Home Loan Bank Act, as amended, and its regulations promulgated thereunder to facilitate the issuance of the consolidated obligations of the Federal Home Loan Banks, and its successors and assigns.

     The primary function of the Federal Home Loan Bank System is to serve the public purpose of enhancing the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. The capital stock of each Federal Home Loan Bank is owned by its member institutions, and each Federal Home Loan Bank has its own management, employees and board of directors. All of the Federal Home Loan Banks are subject to the rules, regulations and orders of, and are supervised by, the Finance Board. Although the Finance Board is an independent federal agency in the executive branch of the United States government, the obligations of the Federal Home Loan Banks are not obligations of the United States government.

Events of Default and Remedies

     Holders of FHLB Securities generally have the right upon default to proceed individually in whatever manner is deemed to be appropriate. In such event, any particular holder is not required to act in concert with other holders. These remedies are generally exercisable by the Trustee on behalf of the Certificateholders, not by Certificateholders directly. See "Description of the Trust Agreement--Events of Default."

     The FHLB Security deposited in the Trust represents the sole assets of the Trust that are available to make distributions in respect of the

Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend on the Trust's receipt of payments on, or in respect of, the FHLB Security. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the FHLB Securities.

                        Description of the Certificates

General

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The Certificates have in the aggregate an initial Certificate Principal Balance of $__________ and a Pass-Through Rate of ____%.

     The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof. See "--DTC Book-Entry System" below and "Description of Certificates--Global Securities" in the Prospectus.

Listing on the New York Stock Exchange

     The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange (the "NYSE"). There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

Interest

     Interest on the Certificates will be distributed each Distribution Date, commencing October 25, 1997, in an amount equal to the accrued and unpaid interest on the outstanding Certificate Principal Balance, computed at the Pass-Through Rate ("Required Interest"). Required Interest distributable on a Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Cut-off
Date) to but excluding the current Distribution Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Required Interest distributions with respect to the Certificates will be made only from Available Funds. See "--Distributions."

Principal

     Principal on the Certificates will be distributed at maturity or upon the Early Termination Date. Principal distributions with respect to the Certificates will be made from Available Funds. See "Description of Certificates--Distributions."

Distributions

     Collections on the FHLB Security that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

          (i) to the Certificateholders, the Required Interest, to the holder of the Retained Interest, the Interest Strip and to the Depositor, the Initial Accrued Interest; and

          (ii) to the Certificateholders, the Required Principal (if any).

     If the Trustee has not received payment on the FHLB Security on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the FHLB Security. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay. In the event of a payment default on the FHLB Security, approved Extraordinary Expenses (see "Description of the Trust Agreement -- The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

     All amounts received on or with respect to the FHLB Security, including amounts received in connection with the purchase by a Warrantholder of an FHLB Security, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments.

     There can be no assurance that collections received from the FHLB Security over a specified period will be sufficient to make all required distributions to the Certificateholders. To the extent Available Funds are insufficient to make any such distributions due, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

     For purposes hereof, the following terms have the following meanings:

     "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the FHLB Security (including investment income on Eligible Investments) received during the preceding Collection Period.

     "Eligible Investments" means, with respect to the Certificates, [United States Treasury bills], provided that any investments must be acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

     "Interest Strip" allocable to the Retained Interest for any Distribution Date means accrued but unpaid interest on the outstanding principal balance of the FHLB Security, computed at an annual rate of ____%. The Interest Strip represents the difference between the 7.15% coupon on the FHLB Security and the ___% Pass Through Rate on the Certificates.

     "Initial Accrued Interest" means, with respect to the FHLB Security, the amount of interest that accrued thereon to, but excluding, the Cut-off Date.

     "Required Interest" for the Certificates on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance, computed at the Pass-Through Rate.

     "Required Principal" for the Certificates for any Distribution Date means the amount received on the FHLB Security attributable to principal payments thereon during the Collection Period. No principal payments are scheduled to be made on the FHLB Security until April 23, 2007.

Early Termination

     The Certificates may be paid in full on any date on or after the April 25, 1999 (the "Early Termination Date") upon the purchase of the FHLB Security by the holder of the Call Warrant. On the Early Termination Date, the Certificates will be paid in full in the amount of par plus accrued interest (the "Early Termination Price").

     The holder of the Call Warrant (the "Warrantholder") (see below) may provide notice to the Trustee (a "Purchase Request") no less than 35 days prior to the Early Termination Date that it will purchase the FHLB Security. The Trustee will notify Certificateholders of the Early Termination Date not less than 30 days prior to such Early Termination Date.

     On, or before, the Early Termination Date, the Warrantholder shall provide the Trustee with the Liquidation Price for such FHLB Security. Upon receiving such Liquidation Price, the Trustee will immediately deliver the FHLB Security to the Warrantholder.

     Deliveries of the FHLB Security by the Trust to the Warrantholder will only be made against payment by the Warrantholder in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Early Termination Date. In the event that the Warrantholder fails to make payment by such time (a "Purchase Default"), the sale of the FHLB Security will be voided and the early termination will be deemed to not be effective with respect to such Early Termination Date. In the event of a Purchase Default, the Certificates shall continue to remain outstanding and the Warrantholder's rights with respect to the Call Warrant shall be deemed surrendered to the Depositor.

Retained Interest

     The FHLB Security will be deposited into the Trust subject to the right of the holder of the Retained Interest to receive on each Distribution Date from payments received on the FHLB Security, a distribution equal to ___% per annum multiplied by the principal amount of the FHLB Security (the "Interest Strip"). The Interest Strip represents the difference between the 7.15% coupon on the FHLB Security and the ___% Pass Through Rate on the Certificates. The right of the holder of the Retained Interest to receive the Interest Strip is of equal priority with the rights of the Certificateholders to receive distributions of interest on the Certificates.

Call Warrant

     The Call Warrant represents the right to purchase the FHLB Security from the Trustee for the price of par plus accrued interest to the Early Termination Date (the "Liquidation Price").

     Under the terms of the Call Warrant and the Trust Agreement, Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the FHLB Security without the consent of the holder of the Call Warrant. In addition, amendment of the Trust Agreement may require, and amendment of the Call Warrant generally will require, consent of the Warrantholder. See "Description of the Trust Agreement--Voting Rights." No Call Warrants are being offered hereby.

DTC Book-Entry System

     The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No beneficial owner of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of Certificates--Global Securities" in the Prospectus.

     Under the rules, regulations and procedures creating and effecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive Certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

                       Description of the Trust Agreement

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series Supplement) will consist of the FHLB Security (upon the purchase thereof and subject to the Call Warrant and exclusive of the Retained Interest) and (ii) all payments on or collections in respect of the FHLB Security due after the Cut-off Date (exclusive of the Interest Strip). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

     The discussions in the Prospectus under "Description of the Trust Agreement --Advances in Respect of Delinquencies," "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event," and "--Evidence as to Compliance" are not applicable to the Certificates.

The Trustee

     Bank One, West Virginia, N.A., a national banking association, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, Attn: Corporate Trust Department and its telephone number is (304) 348-4416.

     Pursuant to the Trust Agreement, the Depositor shall pay the Ordinary Expenses of the Trustee.

     "Ordinary Expenses" are defined in the Trust Agreement and are generally described as the Trustee's customary fee for its services as Trustee, including
(i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

     The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses with respect to a particular Trust, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and (ii) the Trustee has been instructed to do so by the Certificateholders representing not less than 100% of the aggregate voting rights of the Certificates then outstanding; provided, however, that for purposes of clause (ii) of this sentence, in the event of a payment default on the Underlying Security, a vote of not less than 66-2/3% of the aggregate voting rights of the Certificates then outstanding shall suffice to instruct the Trustee to incur such Extraordinary Expenses. Extraordinary Expenses so incurred may be reimbursed to the Trustee out of Available Funds on any Distribution Date before any distributions to Certificateholders on such Distribution Date are made, unless the Certificateholders voting to incur such Extraordinary Expenses shall have agreed to bear the entire amount of such Extraordinary Expenses. "Extraordinary Expenses" are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

     An event of default with respect to the Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on the FHLB Security after the same becomes due and payable (subject to any applicable grace period) or (ii) a default in the payment of the principal of or any installment of principal of the FHLB Security when the same becomes due and payable.

     In the event of a default in the payment of any amount on the FHLB Security the Trustee is required to proceed on behalf of the Certificateholders to enforce its rights under the FHLB Security or otherwise protect the interests of such Certificateholders. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" in the Prospectus.

     The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates, the Trustee will give notice to the holders of such Certificates, the Warrantholder and the holder of the Retained Interest, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the FHLB Security, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates, the Warrantholder and the holder of the Retained Interest.

     No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such holder previously has given to the Trustee written notice of a continuing breach,
(ii) the holders of Certificates evidencing not less than the "Required Percentage--Remedies" specified in the Series Supplement of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series.

VOTING RIGHTS

     At all times, 100% of all voting rights ("Voting Rights") will be allocated among all holders of the Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

     The "Required Percentage-Amendment" of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66-2/3%. In addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the Warrantholder or the holder of the Retained Interest without the consent of the Warrantholder or the holder of the Retained Interest, respectively; provided, however, that no such amendment or modification will be permitted which would alter the timing or amount of any payment of the Early Termination Price. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus. Further, no amendment to a Call Warrant or a Retained Interest will be permitted which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 66-2/3% of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by the Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; provided, however, that no such amendment or modification will be permitted which would alter the timing or amount of any payment of the Liquidation Price for FHLB Security, without the consent of Certificateholders representing 100% of the aggregate Voting Rights. In addition, the Call Warrant may not be amended without the consent of the Warrantholder and the Retained Interest may not be amended without the consent of the holder thereof.

VOTING OF UNDERLYING SECURITY, MODIFICATION TRUST AGREEMENT

     The Trustee, as holder of the FHLB Security, has the right to vote and give consents and waivers in respect of such Underlying Security as permitted by the rules and regulations of the book-entry system of the U.S. Federal Reserve Banks and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from a U.S. Federal Reserve Bank for its consent to any amendment, modification or waiver of the FHLB Security or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the FHLB Security, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the FHLB Security, including, without limitation, any demand to accelerate the FHLB Security, except in the event of an event of default with respect to the FHLB Security or an event which with the passage of time would become an event of default and with the unanimous consent of all Certificateholders or
(iii) which would result in the exchange or substitution of any of the outstanding FHLB Security pursuant to a plan for the refunding or refinancing of such FHLB Security except in the event of a default under the FHLB Security and only with the unanimous consent of the Certificateholders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     In the event that an offer is made by the Federal Home Loan Banks to issue new obligations in exchange and substitution for any of the FHLB Security, pursuant to a plan for the refunding or refinancing of the FHLB Security or any other offer is made for the FHLB Security, the Trustee shall notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the FHLB Security has occurred, the Trustee is directed by the affirmative vote of all of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above.

     If an event of default under an FHLB Security occurs and is continuing and if directed by all the holders of outstanding Certificates, the Trustee shall vote the FHLB Security in favor of directing, or take such other action as may be appropriate to declare the unpaid principal amount of the FHLB Security and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the FHLB Security, the Certificateholders, the Warrantholder and the holder of the Retained Interest may differ from each other and from holders of other securities of the Federal Home Loan Banks.

TERMINATION OF A TRUST

     A Trust shall terminate upon the earliest to occur of the payment in full at maturity or sale by the Trust in accordance with the Call Warrants of all of the FHLB Security and the distribution in full of all amounts due to the Certificateholders, the Warrantholder and the holder of the Retained Interest. See "Description of the Trust Agreement--Termination" in the Prospectus. Under the terms of the Trust Agreement, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the FHLB Security, if and for so long as the Call Warrant remains outstanding, without the consent of the Warrantholder.

                        Federal Income Tax Consequences

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction." Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

     The Trust has been provided with an opinion of Chapman and Cutler, Chicago, Illinois, special Federal tax counsel to the Depositor ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

GRANTOR TRUST CERTIFICATES

     In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificate Owner") will be subject to Federal income taxation as if it owned directly the portion of the Underlying Security allocable to such Certificate, as if it issued directly the portion of the Call Warrant allocable to such Certificate and as if it paid directly its share of reasonable expenses paid by the Trust. The following discussion assumes that the Underlying Security was not issued with original issue discount ("OID") and, accordingly, the Certificate Owners will not realize OID except with respect to a "stripped interest" (as defined below).

INCOME OF CERTIFICATE OWNERS

     In General. A Certificate Owner will allocate the amount it pays for its Certificate among each Underlying Security and each of the Deposited Assets, if any, in the Trust in proportion to their relative fair market values on the date of purchase of the Certificate in order to determine its initial tax basis for the pro rata portion of each Underlying Security and each Deposited Asset, if any, held by the Trust. A Certificate Owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

     The Federal income tax treatment of a Certificate Owner will depend upon whether the interest in the Underlying Security represented by a Certificate will be considered to be a "stripped bond" or "stripped coupon" (together a "stripped interest") within the meaning of Section 1286 of the Code. A Certificate will not be considered to represent a stripped interest in the Underlying Security to the extent the Certificate is entitled to receive a proportionate amount of all principal of a particular maturity represented by the Underlying Security and all interest relating thereto. A Certificate will be considered to represent a stripped interest in the Underlying Security if the Certificate is entitled to receive less than all of the interest on a particular maturity represented by the Underlying Security or if the Certificate is entitled to receive all or part of the interest on a particular maturity represented by the Underlying Security but no principal on the Underlying Security. In addition, if a Certificate is entitled to receive interest and principal on a particular maturity represented by the Underlying Security, but the interest it is entitled to receive on a particular maturity represented by the Underlying Security is disproportionately more than the principal it is entitled to receive on a particular maturity represented by the Underlying Security, it could be argued (based on the preamble to Treas. Reg. Section 1.1286-1 discussed below under "--Tax Treatment of Certificates to the Extent They Are Stripped Interests") that the Certificates represents (a) an interest in a particular maturity represented by the Underlying Security that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on a particular maturity represented by the Underlying Security and (b) a stripped interest in a particular maturity represented by the Underlying Security to the extent of any additional interest to which it is entitled on a particular maturity represented by the Underlying Security. If a Certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of Certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

     Tax Treatment of Certificates to the Extent They Are Not Stripped Interests. To the extent a Certificate does not represent a stripped interest in a particular maturity represented by the Underlying Security, each Certificate Owner will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its proportional share of the gross income of the Trust, including interest on and other amounts with respect to the corresponding Underlying Security, income derived from the other Deposited Assets held by the Trust, any gain or loss upon collection or disposition of the corresponding Underlying Security, other Deposited Assets, or as further described below under "--Purchase and Sale of a Certificate" the sale or other disposition of a Certificate. In addition, gross income of a Trust may include any expenses of a Trust paid by the Depositor or other party. The portion of each monthly payment to a Certificate Owner that is allocable to principal on the corresponding Underlying Security (other than amounts representing market discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such Certificate Owner's undivided interest in the Underlying Security.

     To the extent that the portion of the purchase price of a Certificate allocated to a Certificate Owner's undivided interest in an Underlying Security, based on the relative fair market value of an Underlying Security in which an interest is acquired as well as other Deposited Assets in which an interest is acquired, is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be (the "Allocated Purchase Price"). This allocation is required to be calculated separately for each Underlying Security represented by a Certificate. To the extent that the allocated Purchase Price is less than the principal balance of an Underlying Security, the Certificate Owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on an Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the Certificate Owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "--BOND PREMIUM."

     For example, if the Allocated Purchase Price paid by a Certificate Owner with respect to an Underlying Security is equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the Certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a Certificate is equal to the principal amount of the Underlying Security allocable to the Certificate, one or more Underlying Securities will have been purchased at a discount because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust.

     In general, under the market discount provisions of the Code, all or a portion of the principal payments received by the Trust and the gain recognized upon a sale, maturity or disposition of an Underlying Security or upon the sale or other disposition of a Certificate (as further described below under "--PURCHASE AND SALE OF A CERTIFICATE") will be taxable as ordinary income to the extent of accrued market discount. In general, the accrued market discount on each Underlying Security will equal an amount that bears the same ratio to the market discount on the Underlying Security as the number of days that the Trust held the Underlying Security (or a Certificate Owner held a Certificate related thereto), bears to the number of days after the Trust acquired the Underlying Security (or a Certificate Owner acquired a Certificate related thereto) and up and to the date of the maturity of the Underlying Security. At the election of a Certificate Owner, market discount can be accrued under a constant yield method as further described in the Code. The ordinary income treatment on dispositions described above will not apply if a Certificate Owner elects (or has previously elected) to include market discount in income currently as it accrues for each taxable year during which it holds the Certificate. Such election, if made, will also apply to all debt instruments acquired directly or indirectly, by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter and is irrevocable without the consent of the Service. If a Certificate Owner does not elect to annually include accrued market discount in taxable income as it accrues, deductions for any interest expense incurred by a Certificate Owner that is incurred to purchase or carry a Certificate will be reduced by such accrued market discount. In general, the portion of any interest expense that was not currently deductible would ultimately be deductible when the accrued market discount is included in income. Certificate Owners should consult their tax advisors regarding whether an election should be made to include market discount in income as it accrues and the method of accrual and as to the amount of interest expense that may not be currently deductible.

     Tax Treatment of Certificates to the Extent They Are Stripped Interests. To the extent a Certificate represents a stripped interest in a particular maturity represented by the Underlying Security, each such Certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of the stated redemption price at maturity (or the amount payable on the coupon) over the portion of the purchase price for the Certificate allocable to the stripped interest, based on the relative fair market value of all assets acquired.

     The tax treatment of a Certificate Owner will depend upon whether the amount of OID on the stripped interest represented by the Certificate is less than a statutorily defined de minimis amount. In general, under Treas. Reg. Section 1.1286-1 (the "De Minimis Regulation"), the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" (or in the case of a stripped coupon, the amount payable on the due date of such coupon) and the number of full years remaining after the purchase date of either the Underlying Security by the Trust or a Certificate by a Certificate Owner, as appropriate, until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity (or in the case of a stripped coupon, the amount payable on the due date of such coupon) and the weighted average maturity. This calculation of de minimis OID is to be performed separately for each new purchaser of a Certificate of the stripped interest from the date of purchase of the Underlying Security by the Trust or a Certificate by a Certificate Owner, as appropriate.

     In the preamble to the De Minimis Regulation, the Service stated that the final regulations are premised on the assumption that stripped coupons may be treated as qualified stated interest with respect to the bonds from which they are stripped and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. According to the Service, without these assumptions, each stripped bond and stripped coupon would be treated as a separate (zero coupon) bond, and the OID with respect to each such separate bond or coupon virtually never would be de minimis. Finally, the Service indicated that future regulations under section 1286 will provide specific guidance relating to these assumptions. Certificate Owners are advised to consult their tax advisers with respect to the use of this assumption in determining the federal income tax consequences associated with the acquisition, ownership and disposition of a Certificate, including the determination of whether (i) OID is de minimis, (ii) a Certificate is subject to the market discount rules discussed above under "--Tax Treatment of Certificates to the Extent They Are Not Stripped Interests," and (iii) whether a Certificate represents an interest in an Underlying Security purchased at a premium and is subject to the discussion below under "--Bond Premium."

     To the extent the amount of OID on the stripped interest represented by the Certificate is de minimis under the rules discussed above, such OID will be treated as zero. As a result, as described above under "--Tax Treatment of Certificates to the Extent They Are Not Stripped Interests," a Certificate Owner would report its share of the income of the Trust under its usual method of accounting.

     If the OID with respect to the stripped interest in a particular maturity represented by the Underlying Security represented by a Certificate is not treated as being de minimis, a Certificate Owner will be required to include in income any OID on the stripped interest. Whether the Certificate Owner uses the cash or the accrual method of tax accounting, OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such Certificate Owner prior to the receipt of cash by such Certificate Owner. The accrual of OID depends upon whether the Underlying Security with respect to which OID exists matures within one year of the date purchased. In the case of a Certificate that matures within one year, OID accrues daily on a ratable basis unless the holder elects to accrue such discount under a constant yield method, compounded daily. In the case of a Certificate that does not mature within one year of the date purchased, OID generally accrues daily, computed under a constant yield method, compounded at least annually (with straight line interpolation between compounding dates). Prospective purchasers should consult their tax advisors as to the computation of the accrual of OID, including the impact of the discussion set forth above in the preamble to the De Minimis Regulation.

BOND PREMIUM

     In the event that a Certificate represents an interest in an Underlying Security purchased (either initially upon the formation of the Trust or upon the purchase of a Certificate) at a premium, such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter and the election is irrevocable without the consent of the Service.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     Under Treas. Reg. Section 1.1272-3 and with the limits set forth therein, any Certificate Owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above. Such an election with respect to an unstripped or stripped interest having amortizable bond premium or market discount, to the extent permitted, would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such Certificate Owner. A Certificate Owner should consult its tax advisor as to whether to make such an election.

MODIFICATION OR EXCHANGE OF UNDERLYING SECURITY

     Depending upon the circumstances, it is possible that a modification of the terms of one or more of the Underlying Securities, or a substitution of other assets for the Underlying Security, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

     In computing its Federal income tax liability, a Certificate Owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust and any allowable amortization deductions with respect to certain other assets of the Trust, but not amortizable bond premium. If a Certificate Owner is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction and will only be allowable to the extent that they exceed 2% of the Certificate Owner's adjusted gross income.

Purchase and Sale of a Certificate

     A Certificate Owner's tax basis in a Certificate generally will equal the cost of such Certificate (A) increased by the sum of (i) the fair market value of the Call Warrant allocable to such Certificate and (ii) any amounts of undistributed taxable income (e.g., OID or market discount) and (B) reduced by any (i) amortized premium (each as described above) and (ii) payments other than payments of qualified stated interest, if any (subject to the application of the discussion set forth above in the preamble to the De Minimis Regulation), on an Underlying Security represented by the Certificate. In addition a Certificate Owner's tax basis in a Certificate may be reduced by expenses of the Trust paid by the Depositor or other party.

     If a Certificate Owner sells its Certificate, gain, if any, will constitute ordinary income to the extent of the aggregate of the accrued market discount (which has not previously been included in such Certificate Owner's taxable income) with respect to the Certificate Owner's pro rata portion of each Underlying Security held by the Trust. Any other gains (or losses) will be capital gains (or losses) except in the case of a dealer or a financial institution, and will be long-term if the Certificate Owner has held its Certificates for more than one year. A Certificate Owner will recognize taxable gains (or losses) (a) upon redemption or sale of its Certificate, (b) if the Trustee disposes of an asset of the Trust or (c) upon receipt by the Trustee of payments of principal on the Underlying Security. The amount of any such gain (or loss) is measured by comparing the Certificate Owner's pro rata share of the total proceeds from the transaction with its adjusted tax basis in its certificate or its pro rata interest in the asset as the case may be, and then reducing such gain, if any, to the extent characterized as ordinary income resulting from accrued market discount as discussed above. A Certificate Owner's tax basis in its Certificate and its pro rata portion of the Underlying Security of the Trust may be adjusted to reflect the accrual of market discount (if the Certificate Owner has elected to include such discount in income as it accrues), original issue discount and amortized bond premium, if any. The tax cost reduction requirements of the Code relating to amortization of bond premium may, under some circumstances, result in the Certificate Owner realizing a taxable gain when its Certificates are sold or redeemed for an amount equal to its original cost. In addition, Certificate Owners must reduce the tax basis of its Certificates and their pro rata portion of the Underlying Security of Trust for their share of accrued interest received by the Trust, if any, on the Underlying Security delivered after the Certificate Owner pays for its certificates to the extent that such interest accrued on such Underlying Security during the period from the Certificate Owner's settlement date to the date such Underlying Security is delivered to the Trust and, consequently, such Certificate Owner may have an increase in taxable gain or reduction in capital loss upon the disposition of its Certificates or such Underlying Security.

     For taxable years beginning after December 31, 1986 and before January 1, 1996, certain corporations may be subject to the environmental tax (the "Superfund Tax") imposed by Section 59A of the Code. Interest received from, and gains recognized from the disposition of, an Underlying Security by the Trust or the sale of Certificates by a Certificate Owner will be included by such corporations in the computation of the Superfund Tax. Under current Code provisions, the Superfund Tax does not apply to tax years beginning on or after January 1, 1996. However, the Superfund Tax could be extended retroactively.

     The Revenue Reconciliation Act of 1993 (the "Act") raised tax rates on ordinary income while capital gains remain subject to a 28% maximum stated rate for taxpayers other than corporations. Because some or all capital gains are taxed at a comparatively lower rate under the Act, the Act includes a provision that recharacterizes capital gains as ordinary income in the case of certain financial transactions that are "conversion transactions" effective for transactions entered into after April 30, 1993. Certificate Owners and prospective investors should consult with their tax advisors regarding the potential effect of this provision on their investment in the Certificates.

Call Premium; Exercise of Call Warrant

     As described above, each Certificateholder should be deemed to have received at the time of its purchase of its Certificate a call premium in an amount equal to the fair market value of the portion of the Call Warrant allocable to its Certificate. The receipt of such call premium should not be a taxable event to the Certificateholder until such time as the Call Warrant so allocable to its Certificate is exercised or lapses. If the Call Warrant lapses unexercised, the Certificateholder will be required to include the call premium in income for the taxable year the Call Warrant terminated as short-term capital gain. If the Call Warrant is exercised, the proceeds of sale of the Certificate will be increased by the amount of the call premium. The gain from such sale will be long-term or short-term capital gain, depending upon whether the Certificate was then held for the requisite holding period.

Backup Withholding

     Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificate Owners

     To the extent that amounts paid to Certificate Owners that are not United States persons ("Foreign Certificate Owners") are treated as interest with respect to Underlying Security issued after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificate Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

     A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source.

                        State and Other Tax Consequences

     Under Federal legislation, interest on FHLB Securities is generally exempt from state and local income taxes on individual investors. This exemption should apply to an individual Certificateholder's share of interest on the FHLB Security. The exemption does not extend to gain on sale or other disposition of a Certificate or on exercise or expiration of the Call Warrant (including any such gain arising under an alternate tax position described above). Prospective purchasers should consult their tax advisors concerning state, local, foreign and other tax consequences of the acquisition and holding of Certificates.

                              ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(I) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate of a particular class, for certain purposes (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Certificate is a "publicly-offered security" or (2) equity participation in such class by benefit plan investors is not "significant."

     A publicly-offered security is a security that is (1) freely transferable,
(2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as a part of an offering of securities to the public pursuant to an effective registration statement under the Security Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Depositor makes no representation as to whether the Certificates of any class will be considered publicly-offered securities within the meaning of the Regulation.

     Participation by benefit plan investors in any class of Certificates would not be significant if immediately after the most recent acquisition of Certificates of such class, whether or not from the Depositor or an Agent or Underwriter, less than 25 percent of the value of such class were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans). There can be no assurance that less than 25 percent of the value of any given class of Certificates will be held by benefit plan investors.

     If assets of a Trust were deemed to be Plan assets, certain transactions involving such Trust, including the acquisition of the Certificates themselves by a Plan, could be prohibited transactions. If, for example, any holder of a Call Warrant were a party in interest or disqualified person with respect to a Plan investor, the exercise of the Call Warrant could be construed as a prohibited indirect sale from the Plan to the holder of the Call Warrant. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts).

     Certificates will not be sold to any Plan unless such Plan represents that the acquisition of a Certificate would not be prohibited under ERISA and the Code because an exemption is applicable to the acquisition and holding of the Certificates and the activities of the Trust. Alternatively, if the Depositor is able to confirm the existence of at least 100 independent purchasers of a class, the foregoing representation will not be a condition to acquisition of Certificates of such class.

     Any Plan proposing to acquire Certificates should consult with its counsel.

                             Plan of Distribution

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of May __, 1997 (the "Underwriting Agreement"), the Depositor has agreed to sell and Morgan Keegan & Company, Inc. (an affiliate of the Depositor) (the "Underwriter") has agreed to purchase, all of the Certificates at a price of ___%.

     The Depositor has been advised by the Underwriter that it proposes to offer the Certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents. Concession to dealers may vary but will not exceed ____%. The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts or commissions under the Security Act. The sale by the Depositor of the FHLB Security subject to the Call Warrant and exclusive of the Retained Interest at a discount to its value may be deemed to represent underwriting compensation.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Offered Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     Morgan Keegan & Company, Inc. is an affiliate of the Depositor, and the participation by Morgan Keegan & Company, Inc. in the offering of the Certificates complies with Schedule E of the By-Laws of the National Association of Security Dealers, Inc. regarding underwriting securities of an affiliate.

                                    Ratings

     It is a condition to the issuance of the Certificates that the Certificates be rated not lower than "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's" or the "Rating Agency"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the FHLB Security. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Certificates, or the corresponding effect on yield to investors.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities. A security rating does not address the likelihood of the exercise of a Call Warrant, or the corresponding effect on yield to investors.

     The Depositor has not requested a rating on the Certificates by any rating agency other than Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by Standard & Poor's.

                                Legal Opinions

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Chapman and Cutler, Chicago, Illinois.

                                Index of Terms

Term                                                                        Page

Act...........................................................................25
Allocated Purchase Price......................................................20
Available Funds...............................................................11
Base Trust Agreement...........................................................3
CEDE..........................................................................13
Certificate Owner.............................................................19
Certificates................................................................1, 3
Clearing Agency...............................................................13
Closing Date...................................................................1
Code..........................................................................18
Cut-off Date...................................................................1
De Minimis Regulation.........................................................22
Depositor......................................................................1
Distribution Date...........................................................1, 3
DOL...........................................................................26
DTC.........................................................................2, 5
Early Termination Date..................................................1, 4, 12
Early Termination Price.................................................1, 4, 12
Eligible Investments..........................................................11
ERISA......................................................................6, 26
Event of Default..............................................................16
Extraordinary Expenses........................................................15
Federal Home Loan Bank System..................................................9
Federal Tax Counsel...........................................................19
FHLB Security............................................................1, 6, 8
Final Distribution Date.....................................................1, 3
Finance Board..................................................................9
Foreign Certificate Owners....................................................25
Initial Accrued Interest......................................................12
Interest Strip.........................................................5, 12, 13
Liquidation Price..............................................................4
NYSE.......................................................................1, 10
Office of Finance..............................................................9
OID...........................................................................19
Ordinary Expenses.............................................................15
Participants...................................................................2
Plan.......................................................................6, 26
Prospectus.....................................................................1
PTCE..........................................................................27
Purchase Default..............................................................12
Purchase Request...........................................................4, 12
Rating Agency.................................................................28
Regulation....................................................................26

Required Interest......................................................4, 10, 12
Required Principal............................................................12
Series Supplement..............................................................3
Service.......................................................................19
Standard & Poor's.............................................................28
stripped interest.............................................................19
Superfund Tax.................................................................25
Trust.......................................................................1, 3
Trust Agreement.............................................................1, 3
Trustee........................................................................1
Underlying Security............................................................1
Underwriter................................................................1, 28
Underwriting Agreement........................................................28
United States person..........................................................26
Voting Rights.................................................................16
Warrantholder..............................................................4, 12

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement.

                               _________________

                               Table of Contents

                             Prospectus Supplement
                                                                            Page

Summary.....................................................................   3
Risk Factors................................................................   7
Formation of the Trust......................................................   8
Description of the FHLB Security............................................   8
Description of the Certificates.............................................  10
Description of the Trust Agreement..........................................  14
Federal Income Tax Consequences.............................................  18
State and Other Tax Consequences............................................  26
ERISA Considerations........................................................  26
Plan of Distribution........................................................  28
Ratings.....................................................................  28
Legal Opinions..............................................................  29
Index of Terms..............................................................  30

                                  Prospectus

Prospectus Supplement.......................................................   2
Available Information.......................................................   2
Incorporation of Certain Information by Reference...........................   3
Reports to Certificateholders...............................................   3
Risk Factors................................................................   6
The Depositor...............................................................   8
Use of Proceeds.............................................................   9
Formation of the Trust......................................................   9
Maturity and Yield Considerations...........................................  10
Description of Certificates.................................................  12
Description of Deposited Assets and Credit Support..........................  26
Description of the Trust Agreement..........................................  33
Plan of Distribution........................................................  45
Legal Opinions..............................................................  46
Index of Terms..............................................................  47


     Until 25 days after the date of the Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                                  $__________



                             Southpoint Structured

                                  Assets, Inc.



                                      ___%


                       FHLB Security-Backed Certificates,

                                 Series 1997-1



                              ____________________


                             Prospectus Supplement

                              ____________________




                         Morgan Keegan & Company, Inc.



                                  May __, 1997